UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           ANTHRACITE CAPITAL, INC.
                -----------------------------------------------
               (Name of Registrant as Specified In Its Charter)


     -------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         ______________________________________________________________

     (2) Aggregate number of securities to which transaction applies:
         ______________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ______________________________________________________________

     (4) Proposed maximum aggregate value of transaction:
         ______________________________________________________________

     (5) Total fee paid:
         ______________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid: _______________________________________
     (2) Form, Schedule or Registration Statement No.: _________________
     (3) Filing Party:__________________________________________________
     (4) Date Filed:____________________________________________________

Anthracite Capital, Inc.
40 East 52nd Street, New York, New York 10022

                                                        April 16, 2004



Dear Fellow Stockholders:

         On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Anthracite Capital, Inc. (the "Annual Meeting") to be held at the Omni Berkshire Place, 21 East 52nd Street, Second Floor, New York, New York 10022, on Tuesday, May 25, 2004, at 10:00 a.m., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

         IT IS VERY IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend the Annual Meeting.

         Your continued support of and interest in Anthracite Capital, Inc. are sincerely appreciated.

                                             Sincerely,

                                             /s/ Laurence D. Fink
                                             ---------------------------------
                                             Laurence D. Fink
                                             Chairman of the Board of Directors

                           ANTHRACITE CAPITAL, INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 25, 2004

To the Stockholders of Anthracite Capital, Inc.:

         NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of Anthracite Capital, Inc. (the "Company") will be held at the Omni Berkshire Place, 21 East 52nd Street, Second Floor, New York, New York 10022, on Tuesday, May 25, 2004, at 10:00 a.m., Eastern Time, for the following purposes:

     1. To elect three directors to serve on the Board of Directors of the Company for a three-year term expiring in 2007 and one director to serve on the Board of Directors of the Company for a term expiring in 2006 and, in each case, until their respective successors have been duly elected and qualified;

     2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Only stockholders of the Company of record as of the close of business on March 31, 2004 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

         Further information regarding the Annual Meeting, the nominees for election as directors, the independent auditors and other matters is contained in the enclosed Proxy Statement. We have enclosed a Proxy Statement, form of proxy and self-addressed envelope. Please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

                                       By Order of the Board of Directors,

                                       /s/ Robert L. Friedberg
                                       -----------------------------------
                                       Robert L. Friedberg
                                       Secretary
New York, New York
April 16, 2004
_______________________________________________________________________________

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; PLEASE MARK, DATE, SIGN AND RETURN THE APPROPRIATE ENCLOSED PROXY OR PROXIES IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE, WHICH REQUIRED NO POSTAGE IF MAILED IN THE UNITED STATES.

_______________________________________________________________________________

                           ANTHRACITE CAPITAL, INC.

                              40 EAST 52ND STREET

                           NEW YORK, NEW YORK 10022

                           ________________________

                                PROXY STATEMENT
                           ________________________


                        ANNUAL MEETING OF STOCKHOLDERS


         This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting are provided in connection with the solicitation of proxies by the Board of Directors of Anthracite Capital, Inc., a Maryland corporation (the "Company"), for use at the 2004 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Omni Berkshire Place, 21 East 52nd Street, Second Floor, New York, New York 10022, on Tuesday, May 25, 2004 at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof. The mailing address of the Company's executive office is 40 East 52nd Street, New York, New York 10022. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are first being mailed to holders of the Company's common stock, par value $0.001 per share (the "Common Stock"), on or about April 16, 2004.

Matters to Be Considered at the Annual Meeting

         At the Annual Meeting, holders of the Company's Common Stock will vote upon (i) the election of four directors to serve on the Board of Directors of the Company; (ii) the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004; and (iii) such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Stockholders Entitled to Vote

         The Board of Directors has fixed the close of business on March 31, 2004 as the record date for the determination of stockholders entitled to notice of and to vote their shares of Common Stock at the Annual Meeting. As of March 20, 2004, the Company had 50,095,281 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote.

Voting at the Annual Meeting

         If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:

         FOR the election of each of the director nominees; and

         FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004.

Voting on Other Matters

         If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, the Company did not know of any other matter to be raised at the Annual Meeting.

Required Vote

         A majority of the votes entitled to be cast at the Annual Meeting, represented in person or by proxy, constitutes a quorum for purposes of transacting business at the Annual Meeting. Election of each nominee for director will require the affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting for such nominee. The ratification of the independent auditors and any other matters submitted to a vote of the stockholders will be determined by a majority of the votes cast at the Annual Meeting.

         Under the rules of the New York Stock Exchange, brokers who hold shares in "street name" may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the independent auditors. In determining whether the proposal to ratify the appointment of the independent auditors has received the requisite vote, abstentions will be disregarded and will have no effect on the outcome of the vote. A vote "withheld" from a director nominee will have no effect on the outcome of the vote because a plurality of the votes cast at the Annual Meeting is required for the election of each director and the nominees who receive the most votes cast at the Annual Meeting will be elected.

Cost of Proxy Solicitation

         The Company will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone, electronic transmission and facsimile transmission on our behalf by directors, officers or employees of the Company or its subsidiaries, without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

Revocation of Proxies

         A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date prior to the Annual Meeting or (iii) sending written notice of revocation to the Company's Secretary prior to the Annual Meeting at 40 East 52nd Street, New York, New York 10022.

List of Stockholders

         A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the Company's executive office at 40 East 52nd Street, New York, New York 10022, by contacting the Secretary of the Company.

Copies of Annual Report to Stockholders

         A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the "SEC") for its latest fiscal year is available without charge to stockholders at the Company's website at www.anthracitecapital.com or upon written request to Anthracite Capital, Inc., 40 East 52nd Street, New York, New York 10022, Attention: Secretary.

Confidentiality of Voting

         The Company keeps all proxies, ballots and voting tabulations confidential as a matter of practice. The Company only lets its Inspector of Election, American Stock Transfer and Trust Company, examine these documents.

Voting Results

         American Stock Transfer and Trust Company, the Company's independent tabulating agent, will count the votes and act as the Inspector of Election. The Company will publish the voting results in its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2004, which the Company plans to file with the SEC in August 2004.

Recommendations of the Board of Directors

         The Board of Directors recommends a vote FOR each of the nominees for director and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

         The Company's By-Laws provides that the Board of Directors shall consist of no less than three and no more than nine directors, and the number of directors may be increased or decreased by the Board of Directors. The Company's Board of Directors is presently comprised of seven members classified into three groups, designated Class I, Class II and Class III. The term of office of the members of one class of directors expires each year in rotation so that the members of one class are elected at each annual meeting to serve for full three-year terms, or until their successors are elected and qualified. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.

         At the Annual Meeting, three directors will be elected to serve on the Board of Directors of the Company for a three-year term expiring in 2007, and one director will be elected to serve on the Board of Directors of the Company for a term expiring in 2006 and, in each case, until their respective successors have been duly elected and qualified. The shares of Common Stock represented by the enclosed proxy will be voted for the election as directors of the four nominees named below, unless a vote is withheld from any of the four individual nominees. If any nominee becomes unavailable or unwilling to serve as a director on the Board of Directors of the Company for any reason, shares of Common Stock represented by the accompanying proxy will be voted for such other person as the Board of Directors may nominate. The Board of Directors has no reason to doubt the availability of any nominee, and each nominee has indicated his willingness to serve as a director of the Company if elected by the stockholders at the Annual Meeting.

Information Concerning the Director Nominees

         The Board of Directors has unanimously proposed Donald G. Drapkin, Carl F. Geuther, Leon T. Kendall and Clay G. Lebhar as nominees for election as directors of the Company.

         The Board of Directors recommends a vote FOR each of the nominees for director.

Information Concerning the Incumbent Directors and the Director Nominees

         Information concerning the names, ages, terms and positions with the Company and business experience of the members of the Board of Directors is set forth below. Mr. Drapkin has been elected to the Board of Directors since 1998, Mr. Geuther has been elected to the Board of Directors since 1998 and Mr. Kendall has been elected to the Board of Directors since 2000. All of them have served continuously with the Company since their respective election. During 2003, David M. Applegate resigned as director in May 2003, and Kendrick
R. Wilson, III resigned as director in December 2003. The Board appointed Ralph L. Schlosstein as Mr. Wilson's successor. The directorship held by Mr. Applegate is currently vacant.


                                                                                Director Term
           Name                        Age          Position                      Expires (1)
-----------------------------------------------------------------------------------------------


Inside Directors:
   Laurence D. Fink                    51    Chairman of the Board of Directors       2006
   Hugh R. Frater                      48    Director                                 2005
   Ralph L. Schlosstein                53    Director                                 2006
Unaffiliated Directors:
   Donald G. Drapkin (2)(3)(4)         56    Director                                 2004
   Carl F. Geuther (2)(4)              57    Director                                 2004
   Jeffrey C. Keil (2)(3)              60    Director                                 2005
   Leon T. Kendall (3)(4)              75    Director                                 2004
Director Nominees:
   Clay G. Lebhar                      51    Director Nominee                         2006

--------------------

(1) The Company's Board of Directors is classified into three groups and each group is elected on a staggered basis for three-year terms.

(2)  Member of the Audit Committee.

(3)  Member of the Compensation Committee.

(4)  Member of the Nominating and Corporate Governance Committee.


Laurence D. Fink, Chairman of the Board of Directors, is also director, chairman and chief executive officer of BlackRock Financial Management, Inc. (the "Manager") and director, chairman and chief executive officer of BlackRock, Inc., the Manager's indirect parent company ("BlackRock"), since BlackRock's formation in 1998 and of BlackRock's and the Manager's predecessor entities since 1988. Additionally, Mr. Fink is the chairman of BlackRock's management committee and a member of its investment strategy group. He is also president and a trustee of the BlackRock Funds, a director of several of BlackRock's offshore funds and alternative investment vehicles, and chairman of the board of Nomura BlackRock Asset Management Co., Ltd. Mr. Fink is also a member of the board of executives of the New York Stock Exchange, Inc.

Donald G. Drapkin, Director, has been a Director and Vice Chairman of MacAndrews & Forbes Holdings Inc. and various of its affiliates since 1987. Prior to joining MacAndrews & Forbes, Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP for more than five years. Mr. Drapkin is also a director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"): The Molson Companies Limited, Playboy Enterprises, Inc., Revlon Consumer Products Corporation, Revlon, Inc. and SIGA Technologies, Inc.

Hugh R. Frater, Director, served as President and Chief Executive Officer of the Company from 1998 until his resignation from those positions in February 2004. In February 2004, Mr. Frater became an Executive Vice President of The PNC Financial Services Group, Inc. ("PNC"), where he is responsible for PNC's real estate businesses, which include commercial real estate lending and loan servicing. Mr. Frater was head of the BlackRock Real Estate Division from March 1998 to February 2004. Prior to heading the BlackRock Real Estate Division, Mr. Frater co-headed the BlackRock Account Management Group. Before joining BlackRock in 1988, Mr. Frater was a Vice President in Investment Banking at Lehman Brothers in the financial institutions department.

Carl F. Geuther, Director, is a former Executive Vice President and Chief Financial Officer of WMC Mortgage Corp., a mortgage banking company. Mr. Geuther was Vice Chairman and Chief Financial Officer, and previously Executive Vice President, of Great Western Financial Corporation and Great Western Bank from 1986 to 1997. Mr. Geuther joined Great Western following its acquisition of Aristar, Inc., a consumer finance and insurance company, in 1983, where he served as Executive Vice President and Chief Financial Officer and previous financial management positions since 1974.

Jeffrey C. Keil, Director, has been President of Ellesse, LLC, a private advisory company, since July 2001. From January 1998 to June 2001, Mr. Keil was Chairman of the Executive Committee of International Real Returns, LLC, investment advisor to an investment company organized by Lazard Freres & Co. From 1996 to January 1998, Mr. Keil was a General Partner of Keil Investment Partners, a private fund that invested in the financial sector in Israel. From 1984 to 1996, Mr. Keil was President, Director and Chairman of the Finance Committee of Republic New York Corporation and Vice Chairman and a Member of the Executive Committee of Republic National Bank of New York.

Leon T. Kendall, Director, is a former Chairman of the Board of Mortgage Guaranty Insurance Corporation, Vice-Chairman of its parent company, MGIC Investment Corporation, and a member of the Board of Directors of both firms. Prior to joining MGIC in 1974, he served as President of the Securities Industry Association and its predecessor, the Association of Stock Exchange Firms. He has also served as Vice President and economist for the New York Stock Exchange and as economist for the U.S. League of Savings Institutions and the Federal Reserve Bank of Atlanta. From 1988 to August 2002, Mr. Kendall was a member of the Kellogg School of Management faculty. His teaching responsibilities include the management of financial institutions, securitization, urban development and real estate market analysis. In June 1999, he became the second Norman Strunk Chair Professor of Financial Institutions at the Kellogg School of Management. Mr. Kendall retired in August 2002.

Clay G. Lebhar, Director Nominee, is a Managing Director of Cheslock, Bakker & Associates, LLC. From December 1998 until November 2001, Mr. Lebhar was a Managing Director at Prudential Securities Inc., serving as the Group Head of Real Estate Investment Banking and, previous to that, as Group Head of Real Estate Debt Capital. From July 1997 to November 1998, Mr. Lebhar was President and Chief Executive Officer of Prudential Mortgage Capital Company, where he managed the entry of Prudential Insurance into the commercial mortgage "conduit" business. Between 1987 and 1997, Mr. Lebhar held various positions with Prudential Securities Inc., including Head of Real Estate Mergers & Acquisitions.

Ralph L. Schlosstein, Director, is president and a director of the Manager and of BlackRock, Inc., and is a member of BlackRock's management committee. He is also chairman of the board of BlackRock's family of closed-end mutual funds, chairman of the board, trustee and president of the BlackRock Liquidity Funds, and a director of several of BlackRock's alternative investment vehicles. Prior to founding BlackRock in 1988, Mr. Schlosstein was a Managing Director of Lehman Brothers Inc. Mr. Schlosstein joined Lehman in 1981 and became co-head of the Mortgage and Savings Institutions Group in 1984.

Unaffiliated Directors

         The Articles of Incorporation of the Company require that a majority of the Company's directors be "Unaffiliated Directors." "Unaffiliated Director" means any director who (a) does not own greater than a de minimis interest in the Manager or any of its affiliates, other than the Company and any person controlled by the Company or (b) within the last two years has not directly or indirectly (i) been an officer of or employed by the Company or the Manager or any of their respective affiliates, (ii) been a director of the Manager or any of its affiliates, other than the Company and any person controlled by the Company, (iii) performed more than a de minimis amount of services for the Manager or any of its affiliates or (iv) had any material business or professional relationship with the Manager or any of its affiliates other than as a director of the Company or any person controlled by the Company. There are presently four Unaffiliated Directors on the Company's Board of Directors: Messrs. Drapkin, Geuther, Keil and Kendall. If elected, Mr. Lebhar would qualify as an Unaffiliated Director.

Compensation of Directors

         Directors generally are elected for a term of three years and hold office until their successors are elected and qualified. The Company pays an annual director's fee to each Unaffiliated Director of $20,000 and a fee of $1,000 for each meeting of the Board of Directors attended by the Unaffiliated Director. In addition, the Unaffiliated Directors who serve as chair of the Nominating and Corporate Governance Committee or chair of the Compensation Committee, each receives an additional $5,000 per year, and the Unaffiliated Director who serves as chair of the Audit Committee receives an additional $10,000 per year. The Company will also grant each Unaffiliated Director options to purchase 1,000 shares of Common Stock of the Company on the date of each annual meeting of the Company's stockholders with an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on such date. Such options will be immediately exercisable. The Company reimburses the costs and expenses of all directors for attending meetings of the Board of Directors. Affiliated directors will not be, and have not been, separately compensated by the Company other than through the Company's 1998 Stock Option Plan (discussed below).

Determination of Director Independence

         At least a majority of the directors serving on the Board of Directors must be independent directors. For a director to be considered independent, the board must determine that the director does not have any direct or indirect material relationship with the Company. The Board of Directors has established categorical standards to assist it in determining director independence, which conform to the independence requirements in the New York Stock Exchange listing rules. These categorical standards are available on the investor relations page of the Company website, www.anthracitecapital.com, under "Corporate Governance." In addition to applying these guidelines, the Board of Directors will consider all relevant facts and circumstances in making an independence determination. The board has determined that the following directors and director nominee satisfy the independence requirements of the Board of Directors and the New York Stock
Exchange: Messrs. Drapkin, Geuther, Keil, Kendall and Lebhar.

         With respect to the determination by the Board of Directors of Mr. Drapkin's independence, the Board of Directors considered that Mr. Drapkin's son-in-law is currently an employee of the Manager, holding a non-executive position; his job at the Manager has no connection to the Company and has no involvement with any of the services that the Manager provides; and his compensation is not tied to the Company. Based on these facts, the Board of Directors determined that Mr. Drapkin still met the criteria to be an independent director.

Board and Committee Meetings

         The Board of Directors has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Each of the committees are composed entirely of independent directors, as determined in accordance with the applicable rules of the New York Stock Exchange. The current charters for each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are available on the investor relations page of the Company website, www.anthracitecapital.com, under "Corporate Governance." Further, the Company will provide a copy of these charters without charge to each stockholder upon written request. Requests for copies should be addressed to Anthracite Capital, Inc., 40 East 52nd Street, New York, New York 10022, Attention:
Secretary.

         The following descriptions of the functions performed by the committees of the Board of Directors are general in nature and are qualified in their entirety by reference to the committees' charters.

Audit Committee

         The Audit Committee of the Board of Directors, presently composed of Messrs. Geuther, Keil and Drapkin, makes recommendations to the Board of Directors concerning the selection of independent auditors, reviews the financial statements of the Company and considers such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate to facilitate accurate and timely financial reporting. The Board of Directors adopted a revised charter for the Audit Committee on March 11, 2004. A copy of that charter is included as Exhibit A to this proxy statement. Each Audit Committee member is "independent" as defined in the New York Stock Exchange listing standards and the applicable SEC rules. The Board of Directors has determined that Mr. Geuther qualifies as an "audit committee financial expert" as defined in the SEC rules, and the Board of Directors has determined that each member of the Committee has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee met seven times during the fiscal year ended December 31, 2003.

Nominating and Corporate Governance Committee

         The Nominating and Corporate Governance Committee of the Board of Directors, presently composed of Messrs. Drapkin, Geuther and Kendall, recommends to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors; advises the Board of Directors with respect to the composition of the Board of Directors, procedures and committees; advises the Board of Directors with respect to the corporate governance principles applicable to the Company; and oversees the evaluation of the Board of Directors and the Company's management. The Board of Directors adopted a charter for the Nominating and Corporate Governance Committee on June 25, 2003, which was subsequently revised on March 11, 2004. The Nominating and Corporate Governance Committee met one time during the fiscal year ended December 31, 2003.

         The Nominating and Corporate Governance Committee, as required by the Company's By-Laws, will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

         The Company's By-Laws provide certain procedures that a stockholder must follow to nominate persons for election to the Board of Directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company's Secretary at Anthracite Capital, Inc., 40 East 52nd Street, New York, New York 10022. The Secretary must receive the notice of a stockholder's intention to introduce a nomination or proposed item of business at an annual stockholders meeting:

         o not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; or

         o in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

         The By-Laws also provide that the stockholder nomination notice must contain all information relating to such nominee that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serve as director if elected).

         As to the stockholder giving notice and the beneficial notice, if any on whose behalf the proposal is being made, the notice must include:

         o the name and record address of the stockholder, as they appear on the Company's books, and of such beneficial owner; and

         o the number of shares of each class of stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

         In considering the qualifications for serving as a director of the Company, the Nominating and Corporate Governance Committee examines a candidate's experience, knowledge, skills, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company's business environment and willingness to devote adequate time and effort to the responsibilities of the Board of Directors.

         The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

         Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee requests information from the candidate and reviews the person's accomplishments and qualifications. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

         A non-management director recommended Clay G. Lebhar for consideration by the Nominating and Corporate Governance Committee.

Compensation Committee

         The Compensation Committee of the Board of Directors, presently composed of Messrs. Kendall, Drapkin and Keil, administers the Company's 1998 Stock Option Plan, reviews all aspects of the management agreement between the Company and the Manager and makes recommendations on such matters to the full Board of Directors. During 2003, the Company did not pay any cash compensation to its executive officers, and there was no grant of stock options or stock appreciation rights to the Company's executive officers during the fiscal year ended December 31, 2003. The Compensation Committee met one time during the fiscal year ended December 31, 2003, to approve the compensation provided by the Company to the independent directors who serve on the Board of Directors.

Communications with Directors

         The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors (including without limitation the director that presides over the executive sessions of non-management directors, or the non-management directors as a group), any Board of Directors committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent c/o Corporate Communications Department, Anthracite Capital, Inc., 40 East 52nd Street, New York, New York 10022. To communicate with the Board of Directors electronically, the Company has established an e-mail address, anthracitebod@blackrock.com, to which stockholders may send correspondence to the Board of Directors or any such individual directors or group or committee of directors.

         All communications received as set forth in the preceding paragraph will be opened by the Corporate Communications and Legal and Compliance Departments of the Manager, for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Number of Meetings of the Board of Directors and Attendance in 2003

         During the fiscal year ended December 31, 2003, the Board of Directors of the Company met on five occasions. In 2003, each director then serving attended 75% or more of the meetings of the Board of Directors and of the committees of the Board of Directors on which such director served. The Company expects each director serving on its Board of Directors to regularly attend meetings of the Board of Directors and committees on which such director serves, and to review prior to meetings material distributed in advance for such meetings. A director who is unable to attend a meeting is expected to notify the chairman of the Board of Directors or the chairman of the appropriate committee in advance of such meeting.

Report of the Audit Committee

In accordance with and to the extent permitted by the rules of the Securities and Exchange Commission (the "SEC"), the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company's future filings made under the Securities Exchange Act 1934, as amended (the "Exchange Act"), or under the Securities Act of 1933, as amended (the "Securities Act"), and shall not be deemed to be "soliciting material" or to be "filed" under the Exchange Act or the Securities Act.

The Board of Directors has appointed an Audit Committee consisting of three directors. All of the members of the Audit Committee are "independent" as defined in the New York Stock Exchange listing standards. The Board of Directors adopted a charter for the Audit Committee, a copy of which was included as Exhibit A to the Company's proxy statement filed with the SEC on April 20, 2001 and mailed to the Company's stockholders in connection with the 2001 Annual Meeting of Stockholders of the Company. The Board of Directors revised the charter of the Audit Committee on March 11, 2004. A copy of the revised charter is included as Exhibit A to the Proxy Statement to be filed with the SEC and mailed to the Company's stockholders in connection with the 2004 Annual Meeting of Stockholders of the Company.

The Audit Committee's job is one of oversight, as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits or to determine that the Company financial statements are complete and accurate and are in accordance with generally accepted accounting principles. BlackRock Financial Management, Inc. is the Manager of the Company and is responsible for preparing the Company's financial statements and for maintaining internal control and disclosure controls and procedures. The independent auditors are responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with the generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company's audited financial statements with management and with Deloitte & Touche LLP, the Company's independent auditors for fiscal year 2003.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61, as amended.

The Audit Committee has received from Deloitte & Touche LLP the written disclosures and letter required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Deloitte & Touche LLP's independence with Deloitte & Touche LLP and has considered the compatibility of nonaudit services with the auditor's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of the Company's independent auditors for fiscal year 2004.

MEMBERS OF THE AUDIT COMMITTEE
Carl F. Geuther (Chairman)
Donald G. Drapkin
Jeffrey C. Keil

Compensation Committee

         At present, the Company's officers are not compensated by the Company. Instead, the officers are separately compensated by the Manager. As discussed under "Certain Relationships and Related Transactions," the Company pays a base management fee and incentive compensation, among other things, to the Manager pursuant to the Management Agreement (defined below). The Compensation Committee met one time during the fiscal year ended December 31, 2003, to approve the compensation provided by the Company to the independent directors who serve on the Board of Directors. As discussed above, during 2003, the Company did not pay any cash compensation to its executive officers, and there was no grant of stock options or stock appreciation rights to the Company's executive officers during the fiscal year ended December 31, 2003. Accordingly, no Compensation Committee report is included in this Proxy Statement.

Executive Sessions of Non-Management Directors

         Executive sessions of the non-management directors will occur regularly during the course of the year. "Non-management directors" include all Unaffiliated Directors. The non-management director presiding at those sessions will rotate annually (in order) among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee.

Information on Corporate Governance and Stockholder Communications

         The Company maintains a corporate governance section on its website to provide relevant information to stockholders. Corporate governance information available on the website includes the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of the Board of Directors, the Corporate Governance Guidelines of the Company, the Codes of Business Conduct and Ethics applicable to all directors, officers and employees, and procedures for communicating with the Board of Directors as well as with the non-management directors of the Board of Directors. This information is available on the investor relations page of the Company's website, www.anthracitecapital.com, under the headings "Investor Relations/Corporate Governance."

                              EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the executive officers of the Company.


       Name                     Age                      Position
--------------------------------------------------------------------------------------------------------


Chris A. Milner                  37    President, Chief Executive Officer and Chief Investment Officer
Richard M. Shea                  44    Chief Operating Officer and Chief Financial Officer
Daniel P. Sefcik                 39    Chief Credit Officer and Vice President
Robert L. Friedberg              43    Vice President, Controller and Secretary
Mark S. Warner                   42    Vice President
Alexander K. Zabik               45    Vice President


         Because the Manager maintains principal responsibility for managing the affairs of the Company, the Company does not employ full-time personnel, and the officers listed above perform only ministerial functions as officers of the Company, such as executing contracts and filing reports with regulatory agencies. In the future, the Company may have salaried employees. All officers serve at the discretion of the Company's Board of Directors. The persons listed above, who are also officers of the Manager and will be compensated by the Manager, are expected in their capacities as officers of the Manager, when fulfilling duties of the Manager under the Management Agreement, dated March 27, 1998, between the Company and the Manager (as amended to date, the "Management Agreement"), to devote a substantial amount of their time to the affairs of the Company. As officers of the Manager, such persons will not have fiduciary obligations to the Company and its stockholders in that capacity.

Chris A. Milner, President, Chief Executive Officer and Chief Investment Officer, is also a Managing Director of the Manager. From 1998 until his appointment as President and Chief Executive Officer of the Company in February 2004, Mr. Milner served as Vice President of the Company. Mr. Milner is a member of BlackRock's Mortgage Investment Strategy Group. Prior to joining the Manager in 1997, Mr. Milner was Vice President & Manager - PNC Real Estate Capital Markets where he was responsible for origination, underwriting and securitization of all commercial mortgage conduit production. Mr. Milner has completed over 300 real estate debt, equity and capital markets transactions with an aggregate value of over $14 billion. Mr. Milner joined PNC in 1990 upon completion of his graduate work (M.B.A. magna cum laude in Finance with a concentration in Real Estate) at Indiana University and a B.A. degree from DePauw University in 1988.

Richard M. Shea, Esq., Chief Operating Officer and Chief Financial Officer, is also a Managing Director of the Manager. Prior to joining the Manager in 1993, Mr. Shea was an Associate Vice President and tax counsel at Prudential Securities, Inc. Mr. Shea joined Prudential in 1988 and was responsible for corporate tax planning, tax-oriented investment strategies and tax issues of CMOs and original issue discount obligations. Mr. Shea earned a B.S. degree in accounting from the State University of New York at Plattsburgh in 1981 and a J.D. degree from New York Law School in 1984.

Daniel P. Sefcik, Chief Credit Officer and Vice President, is also a Director of the Manager where his primary responsibility is ensuring credit quality of the Manager's primary real estate vehicles, the Company and Carbon Capital, Inc., as well as various separate accounts. Since joining the Manager in early 1998, Mr. Sefcik supervised the diligence on more than 3,000 real estate assets and resolution of all product types including multi-family, office, hotel, retail, self storage and industrial properties in connection with investments in subordinate CMBS bonds. Prior to joining the Manager, Mr. Sefcik served as a Vice President for Institutional Real Estate for PNC Bank in the New York City office from 1996 to 1998. Mr. Sefcik earned his B.A. degree in Economics in 1986 from Colorado State University and a M.A. degree in Economics from Rutgers University in 1997.

Robert L. Friedberg, CPA, Vice President, Controller and Secretary, is also a Director of the Manager where his responsibilities include directing the financial reporting for the Manager's various real estate accounts as well as closing acquisitions for the real estate accounts. Prior to joining the Manager in 1999, Mr. Friedberg was Treasurer of Vornado Realty Trust, where he was responsible for corporate and property finance. Mr. Friedberg joined Vornado in 1997. Mr. Friedberg earned a BBA degree in Accounting at George Washington University in 1982 and received his Certified Public Accountant's license in 1994.

Mark S. Warner, CFA, Vice President, is also a Managing Director and portfolio manager of the Manager, where his primary responsibility is managing client portfolios, specializing in the commercial mortgage and non-agency residential mortgage sectors. Prior to joining the Manager in 1993, Mr. Warner was a Director in the Capital Markets Unit of the Prudential Mortgage Capital Company. Mr. Warner joined Prudential in 1987. Mr. Warner earned a B.A. degree in Political Science from Columbia University in 1983 and an M.B.A. degree in Finance and Marketing from Columbia Business School in 1987. Mr. Warner received his Chartered Financial Analyst (CFA) designation in 1993.

Alexander K. Zabik, Vice President, is also a Director of the Manager, where his primary responsibility is originating real estate mezzanine debt and equity transactions. Prior to joining the Manager in 1998, Mr. Zabik was Managing Director at AEC, L.P., a private real estate opportunity fund he founded to focus on smaller, middle-tier commercial and residential properties. From 1994 to 1996, Mr. Zabik was Managing Director and co-head of the Structured Real Estate Finance Group at Blaylock & Partners, L.P., a boutique investment bank. Mr. Zabik earned a B.A. Degree from Boston University in 1980 and an M.B.A. in Finance from Babson College in 1984.

Code of Ethics for Senior Financial Officers

         The Company has adopted a Code of Ethics applicable to the chief executive officer, chief financial officer and the controller of the Company. The Code of Ethics is available on the investor relations page of the Company's website, www.anthracitecapital.com, under the headings "Investor Relations/Corporate Governance."

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

Stock Beneficially Owned by Principal Stockholders

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 20, 2004 by any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who is known to the Company to beneficially own more than five percent of the issued and outstanding shares of Common Stock as of such date.

         As of March 20, 2004, there were 50,095,281 shares of Common Stock outstanding.


                                                                          Number of
                                                                           Shares of         Percent
          Name & Address                                                 Common Stock        of Class
--------------------------------------------------------------------------------------------------------


Barclays Global Investors, NA (1)......................................     3,704,220          7.39%
45 Fremont Street
San Francisco, CA 94105

James Grosfeld & Nancy Grosfeld, joint tenants (2).....................     2,492,538          4.98%
20500 Civic Center Drive
Suite 3000
Southfield, MI 40876

Capital Group International, Inc. (3)..................................     3,523,730          7.03%
11100 Santa Monica Blvd,
Los Angeles, CA 90025


(1) Based on information contained in a Schedule 13G filed with the SEC on February 17, 2004. According to such Schedule 13G, (i) Barclays Global Investors, NA, (ii) Barclays Global Fund Advisors (45 Fremont Street, San Francisco, CA 94105), (iii) Barclays Global Investors, Ltd (Murray House, 1 Royal Mint Court, London, EC3N 4HH), (iv) Barclays Global Investors Japan Trust and Banking Company Limited (Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan), (v) Barclays Life Assurance Company Limited (Unicorn House 5th Floor, 252 Romford Road, Forest Gate, London 37 9JB England), (vi) Barclays Bank Plc (54 Lombard Street, London, England EC3P 3AH), (vii) Barclays Capital Securities Limited (5 The North Colonmade, Canary Wharf, London, England E14 4BB),
     (viii) Barclays Capital Inc. (200 Park Avenue, New York, New York 10166),
     (ix) Barclays Private Bank & Trust (Isle of Man) Limited (4th Floor, Queen Victoria House, Isle of Man, IM99 IDF), (x) Barclays Private Bank and Trust (Jersey) Limited (39/41 Broad Street, St. Helier, Jersey, Channel Islands JE4 8PU); (xi) Barclays Bank Trust Company Limited (54 Lombard Street, London, England EC3P 3AH); (xii) Barclays Bank (Suisse) SA (10 rue d'Italie, CH-1204 Geneva, Switzerland); and (xiii) Barclays Private Bank Limited (59/60 Grosvenor Street, London, WIX 9DA England) are deemed to be the beneficial owners of an aggregate of 3,704,220 shares of Common Stock as a result of their holding shares of Common Stock in trust accounts for the economic benefit of the beneficiaries of those accounts.

(2) Based on number of shares beneficially owned by Mr. and Mrs. Grosfeld as of March 24, 2004.

(3) Based on information contained in a Schedule 13G filed with the SEC on February 13, 2004. According to such Schedule 13G, Capital Guardian Trust Company is deemed to be the beneficial owner of 3,502,630 shares of Common Stock as a result of its serving as the investment manager of various institutional accounts. Capital Guardian Trust Company, together with Capital International S.A. and Capital International Research and Management, Inc. dba Capital International, Inc. are deemed to be the beneficial owners of an aggregate 3,523,730 shares of Common Stock.


Stock Beneficially Owned by Directors, Director Nominees and Officers

         The following table sets forth the beneficial ownership of the Company's Common Stock, as of March 20, 2004, by (i) each director and director nominee of the Company, (ii) each executive officer of the Company and (iii) all directors, director nominees and executive officers as a group. Unless otherwise indicated, such shares of Common Stock are owned directly and the indicated person has sole voting power or investment power over the shares of Common Stock shown.

         The number of shares of Common Stock shown in the following security ownership table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following table, beneficial ownership includes any shares of Common Stock as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock that the individual has the right to acquire within 60 days of March 20, 2004 through the exercise of any option, warrant or right. As of March 20, 2004, there were 50,095,281 shares of Common Stock outstanding.


                                                                    Number of Shares of
                                                                        Common Stock
                                                                   Beneficially Owned (1)   Percent of Class
                                                                   ------------------------ ------------------

Laurence D. Fink...............................................            75,842                  *
Donald G. Drapkin..............................................            21,315                  *
Hugh R. Frater.................................................           377,000                  *
Carl F. Geuther................................................            21,471                  *
Jeffrey C. Keil................................................            21,471                  *
Leon T. Kendall (2)............................................            78,030                  *
Clay G. Lebhar.................................................                 0                  *
Ralph Schlosstein..............................................            12,545                  *
Chris A. Milner................................................           178,000                  *
Richard M. Shea................................................           232,625                  *
Robert L. Friedberg............................................             3,900                  *
Daniel P. Sefcik...............................................            37,920                  *
Mark S. Warner.................................................           118,000                  *
Alexander K. Zabik.............................................            12,474                  *

All directors, director nominees and executive officers as a
group (14 persons).............................................         1,190,593                 2.38%


* The number of shares of Common Stock held by such individual is less than 1% of the outstanding shares of Common Stock.

(1) Includes shares of Common Stock issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of March 31, 2004. Such shares of Common Stock are held as follows:
      Mr. Fink (35,842); Mr. Drapkin (20,000); Mr. Frater (300,000); Mr.
      Geuther (20,000); Mr. Keil (20,000); Mr. Kendall (23,100); Mr.
      Schlosstein (12,545); Mr. Milner (150,000); Mr. Shea (200,000); Mr.
      Sefcik (30,000); Mr. Warner (115,000) and Mr. Zabik (10,000).

(2) Includes 25,160 shares of Common Stock issuable upon conversion of 17,198 shares of 10% Series B Cumulative Redeemable Convertible Preferred Stock ("Series B Preferred Stock") that are held by Mr. Kendall. The Series B Preferred Stock is convertible into shares of Common Stock at any time at the option of its holders.

                            EXECUTIVE COMPENSATION

Summary of Compensation

         During the fiscal year ended December 31, 2003, the Company did not pay any cash compensation to its executive officers but may, in the future, pay annual compensation to the Company's executive officers for their services as executive officers. The Company may from time to time, at the discretion of the Compensation Committee of the Board of Directors, grant options to purchase shares of the Company's Common Stock to the Company's executive officers pursuant to the 1998 Stock Option Plan.

Stock Options and Stock Appreciation Rights

         There was no grant of stock options or stock appreciation rights to the Company's executive officers during the fiscal year ended December 31, 2003.

Exercise of Stock Options and Stock Appreciation Rights

         The following table sets forth information concerning the exercise of stock options during the fiscal year ended December 31, 2003 by the Company's executive officers and the fiscal year-end value of their unexercised options.


            Aggregated Option/SAR Exercises in Last Fiscal Year and
                      Fiscal Year-End Option/SAR Values


                                                          Number of Securities Underlying
                                                           Unexercised Options/SARs at         Value of Unexercised In-the-Money
                            Shares                                  FY-End (#)                  Options/SARS at FY-End (1) ($)
                          Acquired on       Value         -------------------------------      ---------------------------------
         Name            Exercise (#)    Realized ($)     Exercisable       Unexercisable       Exercisable       Unexercisable
----------------------- --------------- -------------- ------------------ ------------------- ---------------- -----------------

Hugh R. Frater                --             --             300,000               0                  0                  0
Richard M. Shea               --             --             200,000               0                  0                  0
Chris A. Milner             25,000         92,750           150,000               0                  0                  0
Daniel P. Sefcik            25,000         92,250            30,000               0                  0                  0
Robert L. Friedberg           --             --                0                  0                  0                  0
Mark S. Warner                --             --             115,000               0               39,450                0
Alexander K. Zabik            --             --              10,000               0               26,300                0


(1) The fair market value of a share of Common Stock on December 31, 2003 was $11.07, which corresponds to its closing price on the New York Stock Exchange on December 31, 2003. The value of the unexercised in-the-money options is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) $11.07 (the closing price of the Common Stock on the New York Stock Exchange on December 31, 2003) and (ii) the option exercise price.


1998 Stock Option Plan

         On March 23, 1998, the Company adopted a stock option plan (the "1998 Stock Option Plan") that provides for the grant of both qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Internal Revenue Code and non-qualified stock options, stocks appreciation rights and dividend equivalent rights (collectively, "Awards"). Awards other than ISOs may be granted to (i) any employee or director of the Company, any subsidiary of the Company or the Manager, (ii) the Manager or (iii) any other individual or entity performing services for the Company or a subsidiary. ISOs may be granted to officers and key employees of the Company. The exercise price for any option granted under the 1998 Stock Option Plan may not be less than 100% of the fair market value of the shares of Common Stock at the time the option is granted.

         As of December 31, 2003, net of terminated options, the Company granted options to purchase up to 1,716,451 shares of Common Stock, predominantly to directors and executive officers of the Company.

         Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the 1998 Stock Option Plan authorizes the grant of options to purchase up to an aggregate of 2,470,453 shares of the Company's Common Stock. If an option granted under the 1998 Stock Option Plan expires or terminates, the shares of Common Stock subject to any unexercised portion of that option will again become available for the issuance of further options under the 1998 Stock Option Plan. Unless previously terminated by the Board of Directors, the 1998 Stock Option Plan will terminate ten years from its effective date, and no options may be granted under the 1998 Stock Option Plan thereafter.

         The 1998 Stock Option Plan is administered by a committee of the Board of Directors comprised entirely of Unaffiliated Directors, referred to as the Compensation Committee. Options granted under the 1998 Stock Option Plan become exercisable in accordance with the terms of the grant made by the Compensation Committee. The Compensation Committee has discretionary authority to determine at the time an option is granted whether it is intended to be an ISO or a non-qualified option, and when and in what increments shares of Common Stock covered by the option may be purchased. If stock options are proposed to be granted to the Unaffiliated Directors, then the full Board of Directors must first approve such grants.

         Generally, each option must terminate no more than ten years from the date it is granted. Options may be granted on terms providing that they will be exercisable in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

         The exercise price of any option granted under the 1998 Stock Option Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company's Common Stock having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by cancellation of indebtedness owed by the Company to the option holder, (iv) pursuant to procedures approved by the Company through a broker-dealer, (v) if approved by the Compensation Committee, by a full recourse promissory note executed by the option holder or
(vi) by any combination of the foregoing. The terms of the promissory note may be changed from time to time by the Company's Board of Directors to comply with applicable regulations or other relevant pronouncements of the Internal Revenue Service or the SEC.

         The Company's Board of Directors may, without affecting any outstanding options, from time to time revise or amend the 1998 Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may increase the number of shares of common stock subject to the 1998 Stock Option Plan (with the exception of adjustments resulting from changes in capitalization) without stockholder approval.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee is presently comprised of Messrs. Kendall, Drapkin and Keil, none of whom were officers or employees of the Company during the fiscal year ended December 31, 2003 or before.


                     EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth certain information relating to the Company's equity compensation plans as of December 31, 2003:


                                                                                                      Number of securities
                                                      Number of securities                           remaining available for
                                                       to be issued upon                              future issuance under
                                                          exercise of          Weighted-average        equity compensation
                                                          outstanding          exercise price of         plans (excluding
                                                            options,         outstanding options,      securities reflected
                   Plan Category                      warrants and rights     warrants and rights        in column (a))
                   -------------                      -------------------    --------------------     ----------------------
                                                              (a)                     (b)                     (c)


Equity compensation
  plans approved by
  security holders  (1)............................      1,391,351                 14.74                  754,002
Equity compensation
  plans not approved by
  security holders.................................         N/A                     N/A                     N/A
                Total..............................      1,391,351 (2)             14.74 (2)              754,002


---------------------

(1)  Represents shares authorized for issuance under the 1998 Stock Option
     Plan.

(2) Excludes information for options assumed by the Company in connection with its acquisition of CORE Cap, Inc. on May 15, 2000. As of December 31, 2003, a total of 77,000 shares of the Company's Common Stock were issuable upon the exercise of outstanding options assumed in the acquisition. The weighted average exercise price of those outstanding options is $14.91 per share of Common Stock. No additional options may be granted in the future pursuant to the plan under which these options were assumed.


                                  THE MANAGER

         The Manager is a wholly owned subsidiary of BlackRock, Inc., which is listed for trading on the New York Stock Exchange under the symbol "BLK." BlackRock, Inc. is approximately 70% owned by PNC Bank, National Association, which is itself a wholly owned subsidiary of The PNC Financial Services Group, Inc. (NYSE: PNC). Established in 1988, the Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is one of the largest investment management firms in the United States.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons beneficially owning more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. These persons are also required to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

         Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2003, except as follows. Each of Leon T. Kendall, Robert L. Friedberg, David Applegate and Alexander K. Zabik filed a Form 3 after the deadline for filing. Mr. Applegate resigned from the Board of Directors on May 20, 2003. All holdings of Messrs. Friedberg, Kendall and Zabik reported on each Form 3 were previously reported on a Form 4 filed by such person.

                                  PROPOSAL 2
                     RATIFICATION OF INDEPENDENT AUDITORS

Proposed Independent Auditor

         Deloitte & Touche LLP, independent certified public accountants, has served as independent auditors of the Company and its subsidiaries for the fiscal year ended December 31, 2003. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP to be the Company's independent auditors for the fiscal year ending December 31, 2004 and has further directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting.

         Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

         The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending December 31, 2004.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship between the Company and the Manager

         The Manager is a wholly owned subsidiary of BlackRock, Inc. BlackRock, Inc. is approximately 70% owned by PNC Bank, National Association, which is itself a wholly owned subsidiary of The PNC Financial Services Group, Inc. The Manager, subject to the supervision of the Board of Directors, is responsible for the day-to-day operations of the Company pursuant to a Management Agreement.

         On March 6, 2003, the Unaffiliated Directors approved an extension of the Management Agreement from its expiration of March 27, 2003 for one year through March 31, 2004. The terms of the renewed agreement provide for a base management fee equal to 1% per annum of average invested assets rated less than BB- or not rated, 0.75% of average invested assets rated BB- through BB+ and 0.20% of average invested assets rated above BB+. During the third quarter of 2003, the Manager agreed to reduce its management fees by 20% from its calculated amount for the third and fourth quarter of 2003 and the first quarter of 2004. The base management fee is intended to compensate the Manager for its costs in providing management services to the Company. The Board of Directors of the Company may adjust the base management fee with the consent of the Manager in the future if necessary to align the fee more closely with the costs of such services.

         In addition to the base management fee, the Company pays the Manager an incentive fee, calculated based on a rolling four-quarter high watermark. In determining the rolling four-quarter high watermark, the Manager calculates the incentive fee based upon the current and prior three quarters' net income (the "Yearly Incentive Fee"). The Manager is paid an incentive fee in the current quarter if the Yearly Incentive Fee is greater than what was paid to the Manager in the prior three quarters cumulatively. The Company phased in the rolling four-quarter watermark in the second quarter of 2003. Calculation of the incentive fee is based on GAAP and adjusted to exclude special one-time events pursuant to changes in GAAP accounting pronouncements after discussion between the Manager and the Unaffiliated Directors. The high watermark is based on the existing incentive fee hurdle, which provides for the Manager to be paid 25% of the amount of earnings (calculated in accordance with GAAP) per share of Common Stock that exceeds the product of the adjusted issue price per share of the Company's Common Stock ($11.39 as of December 31, 2002) and the greater of 9.5% or 350 basis points over the Ten-Year U.S. Treasury Rate.

         The Company also reimburses the Manager for out-of-pocket expenses paid by the Manager to third parties. The Manager may engage PNC Bank, Midland Loan Services, Inc. ("Midland"), a wholly owned subsidiary of PNC Bank, or unaffiliated third parties to conduct due diligence with respect to potential portfolio investments and to provide certain other services. Accordingly, a portion of the out-of-pocket expenses may be paid to PNC Bank or Midland in such capacities. The Company's guidelines require the contract for such engagement to be conducted at arm's length, as evidenced by documentation provided by the Manager to the Board of Directors. PNC Bank and Midland are paid fees and out-of-pocket expenses as would customarily be paid to unaffiliated third parties for such services.

         The Management Agreement was extended in March 2004 for one year through March 31, 2005. The terms of the extended agreement provide for a base management fee based on 2% of the Company's total stockholders' equity, and an incentive fee equal to 25% of the amount that earnings per share exceeds the product of the adjusted issue price of the Company's common stock per share and the greater of 8.5% or 4% over the ten-year U.S. Treasury note.

         For the year ended December 31, 2003, the Company paid the Manager $9,411,000 in base management fees and $0 in incentive compensation. In accordance with the provisions of the Management Agreement, the Company recorded reimbursements to the Manager of $66,000 for certain expenses incurred on behalf of the Company by the Manager during 2003.

         In addition, for the year ended December 31, 2003, the Company paid the Manager $173,000 pursuant to the terms of an administration agreement between the Manager and the Company. Under the terms of the administration agreement, the Manager provides financial reporting, audit coordination and accounting oversight services. The Company pays the Manager a monthly administrative fee at an annual rate of 0.06% of the first $125 million of average net assets, 0.04% of the next $125 million of average net assets and 0.03% of average net assets in excess of $250 million subject to a minimum annual fee of $120,000.

Relationship between the Manager or The PNC Financial Services Group, Inc. and the Company's Directors and Executive Officers

         In addition to being Chairman of the Board of Directors of the Company, Laurence D. Fink is Chairman of the Board of Directors and Chief Executive Officer of the Manager. Chris A. Milner is a Managing Director of the Manager in addition to his position as President, Chief Executive Officer and Chief Investment Officer of the Company. Ralph L. Schlosstein is President and a Director of the Manager, as well as a Director of the Company. Hugh R. Frater is an Executive Vice President at The PNC Financial Services Group, Inc., as well as a Director of the Company. Richard M. Shea is a Managing Director of the Manager in addition to his position as Chief Operating Officer and Chief Financial Officer of the Company. Similarly, each of the Company's executive officers also serves as an officer of the Manager.

Other Material Transactions between the Company and the Manager

         On July 20, 2001, the Company entered into a $50 million commitment to acquire shares in Carbon Capital, Inc. ("Carbon"), a private commercial real estate income opportunity fund managed by the Manager. The period during which the Company may be required to purchase shares under the commitment expires in July 2004. On December 31, 2003, the Company owned 19.8% of the outstanding shares in Carbon. On December 31, 2003 and 2002, the Company accrued dividends from its investment of $1,042,000 and $1,089,000, respectively. The Company's remaining commitment at December 31, 2003 and 2002 was $23,034,000 and $35,116,000, respectively. On March 17, 2004, the Company funded a capital call notice in the amount of $4,349,000, which was used by Carbon to acquire commercial mortgage loans.

         On May 15, 2000, the Company completed the acquisition of CORE Cap, Inc. At the time of the CORE Cap acquisition, the Manager had an agreement with GMAC (CORE Cap, Inc.'s external advisor) to pay GMAC $12,500,000 over a ten-year period (the "Installment Payment") to purchase the right to manage the assets under the then existing management contract of CORE Cap, Inc. (the "GMAC Contract"). The Manager offered to buy out the GMAC Contract, and the Company agreed that should the Management Agreement with its Manager be terminated, not renewed or not extended for any reason other than for cause, the Company would pay to the Manager an amount equal to the Installment Payment less the sum of all payments made by the Manager to GMAC. As of December 31, 2003, the Installment Payment would be $8,000,000 payable over seven years. The Company does not accrue for this contingent liability.

                               PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Common Stock of the Company from March 24, 1998 (the date the Company became a public company) through December 31, 2003, with the cumulative total return of the Standard & Poor's 500 Stock Price Index (the "S&P 500"), the Nasdaq Composite Index ("NASDAQ Composite") and the SNL Finance REIT Index, for the same period. The graph assumes the investment of $100 in the Common Stock of the Company and in each index, for comparative purposes. Total return equals appreciation in stock price plus dividends paid, and assumes that all dividends are reinvested. The following information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The performance graph is not necessarily indicative of future investment performance.

                               [OBJECT OMITTED]



                                                                     Period Ending
                                     ------------------------------------------------------------------------------
   Index                              12/31/98     12/31/99     12/31/00     12/31/01     12/31/02     12/31/03
   --------------------------------- ------------ ------------ ------------ ------------ ------------ -------------


   Anthracite Capital, Inc.            100.00       100.19       141.96       227.31       253.88        280.96
   S&P 500                             100.00       121.11       110.34        97.32        75.75         97.51
   NASDAQ Composite                    100.00       185.95       113.19        89.65        61.67         92.90
   SNL Finance REIT Index (1)          100.00        67.91        81.62       143.10       185.56        280.22


(1) The SNL Finance REIT Index (formerly knows as the SNL All MBS REIT Index) currently comprises the following companies: Anthracite Capital, Inc.; American Home Mortgage Investment Corp.; American Mortgage Acceptance Company; Anworth Mortgage Asset Corporation; BRT Realty Trust; Capital Alliance Income Trust Ltd.; Capital Trust, Inc.; CRIIMI MAE Inc.; Capstead Mortgage Corporation; Dynex Capital Inc.; Falcon Financial Investment Trust; Hanover Capital Mortgage Holdings, Inc.; Impac Mortgage Holdings, Inc.; Luminent Mortgage Capital, Inc.; MFA Mortgage Investments, Inc.; Middleton Doll Company; Newcastle Investment Corp.; NovaStar Financial, Inc.; Annaly Mortgage Management, Inc.; RAIT Investment Trust; Redwood Trust, Inc.; iStar Financial Inc.; Thornburg Mortgage, Inc. and American Church Mortgage Company.

         In accordance with the rules of the SEC, this section entitled "Performance Graph" shall not be incorporated by reference into any future filings by the Company under the Securities Act or the Exchange Act, and shall not be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act.

                             INDEPENDENT AUDITORS

         At its meeting on March 11, 2004, the Audit Committee of the Board of Directors appointed Deloitte & Touche LLP to serve as the Company's independent auditors for fiscal year ending December 31, 2004. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of stockholders.

         The Audit Committee considered the non-audit services provided by Deloitte & Touche LLP and determined that the provision of such services was compatible with maintaining Deloitte & Touche LLP's independence. Deloitte & Touche LLP, the members of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte") billed the following:

         The aggregate accounting fees billed and services provided by the Company's principal accountants for the years ended December 31, 2003 and 2002 are as follows:

                                                 2003                2002
            Audit Fees                         $380,000           $366,000
            Audit-Related Fees                     $-                 $-
            Tax Fees(1)                         $25,000            $35,000
            All Other Fees(2)                   $48,250            $62,000
              Total fees                       $453,250           $463,000

----------------

(1)  Professional services for tax compliance, tax advice and tax planning.
(2) Primarily related to comfort letters provided in connection with the Company's equity shelf program.


         Pursuant to the Audit Committee charter, all services provided to the Company by its independent auditors must be pre-approved either by the Audit Committee or, when appropriate, by a subcommittee formed by the Audit Committee.

                 STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

         Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2005 annual meeting of stockholders if they are received by the Company on or before December 18, 2004. Any proposal should be directed to the attention of the Company's Secretary at 40 East 52nd Street, New York, New York 10022. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company's By-Laws. In order for a proposal to be "timely" under the Company's By-Laws, it must be received not later than the close of business on the 60th day (March 21, 2005) nor earlier than the close of business on the 90th day (February 20, 2005) before the first anniversary of the Annual Meeting; provided, however, that in the event that the date of the 2005 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, a proposal by the stockholders to be timely must be received not earlier than the close of business on the 90th day before such meeting and not later than the close of business on the later of the 60th day before such meeting or the 10th day after the day on which public announcement of the date of such meeting is first made by the Company.

                                 OTHER MATTERS

         The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly comes before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

                            ADDITIONAL INFORMATION

         The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Anthracite Capital, Inc., 40 East 52nd Street, New York, New York 10022, Attention: Secretary.


                                      By Order of the Board of Directors,

                                      /s/ Robert L. Friedberg
                                      ------------------------------------
                                      Robert L. Friedberg
                                      Secretary


New York, New York
April 16, 2004

                       ANNUAL MEETING OF STOCKHOLDERS OF

                           ANTHRACITE CAPITAL, INC.
                                 May 25, 2004

                       Please mark, sign, date, and mail
                            your proxy card in the
                           envelope provided as soon
                                 as possible.


               Please detach and mail in the envelope provided.


-------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:
     PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
           PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
-------------------------------------------------------------------------------

1.  Election of Directors
                                         NOMINEES FOR TERM EXPIRING
|_|   FOR ALL NOMINEES                   IN 2007:

|_|   WITHHOLD AUTHORITY                 |_|  Donald G. Drapkin
      FOR ALL NOMINEES
                                         |_|  Carl F. Geuther
|_    FOR ALL EXCEPT
      (See instructions below)           |_|  Leon T. Kendall

                                         NOMINEE FOR TERM EXPIRING IN
                                         2006:

                                         |_|  Clay G. Lebhar


                                                    FOR    AGAINST   ABSTAIN
2.  Proposal to ratify the appointment of           |_|      |_|       |_|
    Deloitte & Touche LLP as independent
    auditors  for the fiscal  year ending
    December 31, 2004.

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this Proxy will be voted FOR the election of each nominee listed in proposal 1 and FOR proposal 2.

    This Proxy may be revoked at any time prior to the time voting is declared closed by giving the Secretary of ANTHRACITE CAPITAL, INC. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the Annual Meeting or any adjournment thereof.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED.






INSTRUCTION:  To withhold authority to vote for any individual nominee(s),
              mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: |_|

-------------------------------------------------------------------------------



-------------------------------------------------------------------------------

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
-------------------------------------------------------------------------------

Signature of Stockholder ____________________________ Date: ______________

Signature of Stockholder ____________________________ Date: ______________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                           ANTHRACITE CAPITAL, INC.

             PROXY - ANNUAL MEETING OF STOCKHOLDERS, May 25, 2004

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         RICHARD M. SHEA and ROBERT L. FRIEDBERG and each of them, are hereby appointed as the proxies of the undersigned, with full power of substitution on behalf of the undersigned to vote, as designated on the reverse side, all the shares of common stock of the Company held of record on March 31, 2004 by the undersigned at the Annual Meeting of Stockholders of ANTHRACITE CAPITAL, INC., to be held at the Omni Berkshire Place, 21 East 52nd Street, Second Floor, New York, New York 10022 at 10:00 a.m., on May 25, 2004 and all adjournments thereof and in their discretion, upon any matter that may properly come before the Annual Meeting or any adjournment or postponement thereof, in accordance with their best judgment.

               (Continued and to be signed on the reverse side)

-------------------------------------------------------------------------------
COMMENTS:

-------------------------------------------------------------------------------

                                                                     Exhibit A

                                                                March 11, 2004


                                    Charter

                                Audit Committee

                Board of Directors of Anthracite Capital, Inc.


Authority and Committee Composition

         The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Anthracite Capital, Inc. (the "Company") is established pursuant to Section 14 of Article III of the Company's Bylaws (the "Bylaws"). Committee members shall be appointed by the Board on the recommendation of the Board's Nominating & Corporate Governance Committee and must number no less than that prescribed by any applicable law, the Bylaws or New York Stock Exchange (the "NYSE") rules, as determined from time to time by resolution of the Board. Committee members may be replaced by the Board.

         At the time of his or her appointment and during his or her tenure on the Committee, each Committee member must satisfy such standards of independence and experience prescribed by any applicable law or NYSE rule relating to the duties and responsibilities of Committee members. Each member of the Committee must be "financially literate," as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee shall be an "audit committee financial expert" as defined by the Securities and Exchange Commission (the "Commission").

         Committee members shall not simultaneously serve on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Company's annual proxy statement.

         The Board will appoint one of the members of the Committee to serve as the Committee Chair. The Committee Chair will have authority to act on behalf of the Committee between meetings. Except as otherwise provided by resolution of the Board or the Committee or this Charter, the presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee.

         The Committee shall meet as often as it determines necessary, but not less frequently than quarterly. The Committee shall meet periodically with management, the individuals responsible for the internal audit function and the independent auditor in separate executive sessions. The Committee may request any officer of the Company, any officer or employee of BlackRock Financial Management, Inc., the Company's manager (the "Manager"), or representatives of the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         The Committee shall have the sole authority to appoint or replace the Company's independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of any registered public accounting firm (including resolution of disagreements between management and such accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Company's independent auditor and any other registered public accounting firm shall report directly to the Committee.

         The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in the Commission's rules. The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

         The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

         The Committee shall make regular reports to the Board, which may be oral. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.

Purpose of the Committee

         The Committee's primary purposes are to (a) assist Board oversight of
(i) the integrity of the financial statements of the Company, (ii) the independent auditor's qualifications and independence, (iii) the performance of the Company's internal audit function and independent auditor, and (iv) the compliance by the Company with legal and regulatory requirements and (b) prepare an audit committee report as required by the Commission's rules for inclusion in the Company's annual proxy statement.

Duties and Responsibilities of the Committee

In order to fulfill its duties and responsibilities, the Committee shall:

Financial Statement and Disclosure Matters

(a) Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

(b) Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

(c) Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

(d) Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

(e) Review and discuss with management and the independent auditor the Company's internal controls report and the independent auditor's attestation of the report prior to the filing of the Company's Form 10-K.

(f) Review and discuss reports from the independent auditor on:

         (i) All critical accounting policies and practices to be used.

         (ii) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

         (iii) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(g) Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

(h) Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

(i) Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

(j) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

(k) Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees of the Manager who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

(l) Review and evaluate the lead partner of the independent auditor team.

(m) Obtain and review a report from the independent auditor at least annually regarding (i) the independent auditor's internal quality-control procedures,
(ii) any material issues raised by the most recent internal quality-control review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

(n) Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

(o) Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

Oversight of the Company's Internal Audit Function

(p) Review the adequacy and effectiveness of the Company's internal audit function supplied by the Manager and the appointment, compensation, and replacement of the Company's internal auditor supplied by the Manager.

(q) Review the significant reports to management prepared by the internal auditor and management's responses.

(r) Discuss with the independent auditor and management the internal auditor's responsibilities, budget, compensation and staffing and any recommended changes in the planned scope of the internal audit supplied by the Manager.

Compliance Oversight Responsibilities

(s) Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

(t) Obtain reports from management, the Company's internal audit function and the independent auditor that the Company and its subsidiary entities are in conformity with applicable legal requirements and the Company's Codes of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Codes of Business Conduct and Ethics.

(u) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(v) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

(w) Discuss with the Company's outside counsel and/or the Manager's internal counsel legal matters that may have a material impact on the Company's financial statements or the Company's compliance policies and any matters involving potential or ongoing material violations of laws or breaches of fiduciary duty by the Company or any of its directors, officers, employees or agents.

(x) Prepare the audit committee report to be included in the Company's proxy statement when and as required by the rules of the Commission.

Limitation of Committee's Role

         The Committee's job is one of oversight as set forth in this Charter. It is not the duty of the Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal control, and the independent auditor is responsible for auditing the financial statements. Nor is it the duty of the Committee to assure compliance with laws and regulations.

         In performing their duties and responsibilities, the Committee members shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company's officers or the Manager's officers or employees, or committees of the Board, or by any other person as to matters the members reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or the Manager.